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                                                                   Exhibit 23.2





                       Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-8 of PolyMedica Corporation (the "Company") pertaining to the Company's 1998 Stock Incentive Plan of our report dated May 6, 1998, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

Boston, Massachusetts
October 30, 1998                            /s/ PricewaterhouseCoopers LLP
                                            -------------------------------
                                            PricewaterhouseCoopers LLP